Exhibit 10.6





                          RADICA HOLDINGS LIMITED






                          SHAREHOLDERS AGREEMENT


                                   among



                          RADICA HOLDINGS LIMITED

                                    and


                      THE SHAREHOLDERS PARTIES HERETO






                       Dated as of January 12, 1994




                            TABLE OF CONTENTS


ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Certain Definitions . . . . . . . . . . . . . . . . . . . . . .   1
          SECTION 1.01.  Definitions . . . . . . . . .                     1

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
        Corporate Governance. . . . . . . . . . . . . . . . . . . . . .    5
          SECTION 2.01.  Number of Directors . . . . .                     5
          SECTION 2.02.  Nomination of Directors . . .                     6
          SECTION 2.03.  Voting Agreement. . . . . . .                     6
          SECTION 2.04.  Removal of Directors. . . . .                     7
          SECTION 2.05.  Vacancies on the Board of Directors               7
          SECTION 2.06.  Committees of the Board of Directors              8
          SECTION 2.07.  Action by the Board of Directors                  8
          SECTION 2.08.  Financial and Other Information                   8
          SECTION 2.09.  Memorandum of Association and Bye-laws; No Conflict
                                with Agreement. . . . . . . . . . . . .    8
          SECTION 2.10.  Transactions with Shareholders                    9
          SECTION 2.11.  Corporate Governance of Radica Limited            9

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Restrictions on Transfer. . . . . . . . . . . . . . . . . . . .   9
          SECTION 3.01.  General Restriction . . . . .                     9
          SECTION 3.02.  Legends . . . . . . . . . . .                     9
          SECTION 3.03.  Certain Restrictions on Transfer                 10
          SECTION 3.04.  Right of First Refusal. . . .                    11
          SECTION 3.05.  Right of First Refusal for New Securities        13
          SECTION 3.06.  Transferees to Execute Agreement                 13
          SECTION 3.07.  Improper Transfer . . . . . .                    14
          SECTION 3.08.  Avoidance of Controlled Foreign Corporation
                          Status                                          14

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Registration Rights . . . . . . . . . . . . . . . . . . . . . .  14
          SECTION 4.01.  Registration upon Request . .                    14
          SECTION 4.02.  Incidental Registration . . .                    16
          SECTION 4.03.  Other Agreements. . . . . . .                    16


                                    -i-

Table of Contents (cont'd)

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Certain Agreements. . . . . . . . . . . . . . . . . . . . . . .  17
          SECTION 5.01.  Deposit of Shares . . . . . .                    17

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .  17
          SECTION 6.01.  Representation. . . . . . . .                    17
          SECTION 6.02.  Amendments and Waivers. . . .                    17
          SECTION 6.03.  Notices . . . . . . . . . . .                    17
          SECTION 6.04.  Headings. . . . . . . . . . .                    17
          SECTION 6.05.  Severability. . . . . . . . .                    18
          SECTION 6.06.  Entire Agreement. . . . . . .                    18
          SECTION 6.07.  Successors and Assigns; Benefit                  18
          SECTION 6.08.  Governing Law . . . . . . . .                    18
          SECTION 6.09.  Consent to Jurisdiction . . .                    18
          SECTION 6.10.  Counterparts. . . . . . . . .                    19
          SECTION 6.11.  Specific Performance. . . . .                    19
          SECTION 6.12.  Effectiveness of this Agreement                  20












                                   -ii-

  SHAREHOLDERS AGREEMENT, dated as of January 12, 1994, among RADICA HOLDINGS LIMITED, a company incorporated under the laws of Bermuda (the "Company"), and each of the other parties signatory hereto.

  WHEREAS, International Game Technology, a Nevada corporation ("IGT"), James John Sutter ("Sutter"), Robert Eugene Davids ("Davids") and the John and Mary Hansen 1989 Trust and the John and Mary Hansen 1993 Trust (collectively, the "Trusts") are parties to a Share Purchase Agreement dated as of January 12, 1994 (the "Share Purchase Agreement"), relating to the acquisition by IGT from Sutter, Davids and the Trusts of an aggregate of 2,100 shares of par value U.S. $1 per share ("Common Stock"), of the Company, representing in the aggregate 11.2% of the issued and outstanding shares of Common Stock; and

  WHEREAS, it is a condition to the obligations of the parties to the Share Purchase Agreement that this Agreement be executed by the parties listed on the signature pages hereof;

  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto agree as follows:


                                 ARTICLE I

                            Certain Definitions

  SECTION 1.01. Definitions. For the purposes of this Agreement, the following terms have the following meanings:

         "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" or "under common control with"), with respect to the relationship between or among two or more
         Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person through the ownership of voting securities or by contract or otherwise, of the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "Beneficial owner" or "beneficially own" has the meaning specified in Rule l3d-3 under the 1934 Act.

         "Board of Directors" means the Board of Directors of the Company.

         "Bye-laws" means the Bye-laws of the Company, as amended from time to time.

         "Closing Date" has the meaning specified in the Share Purchase
          Agreement.

         "Commission" means the U.S. Securities and Exchange Commission, and any successor commission or agency having similar powers.

         "Common Stock" has the meaning specified in the recitals hereto.

         "Davids Director" has the meaning specified in Section 2.02.

         "Davids Shareholders" means Davids and his Permitted Transferees who, at the time of determination, hold any Shares and are parties to this Agreement.

         "Director" means a member of the Board of Directors.

         "Encumbrance" means any lien, security interest, pledge, hypothecation, claim, option, right of first refusal or other encumbrance with respect to any Share, other than encumbrances created by this Agreement.

         "Hansen Shareholders" means the trustees ("Trustees") for the Trusts and their Permitted Transferees who, at the time of determination, hold any Shares and are parties to this Agreement.

         "IGT Director" has the meaning specified in Section 2.02.

         "IGT Shareholders" means IGT and its Permitted Transferees who, at the time of determination, hold any Shares and are parties to this Agreement.

         "Independent Director" has the meaning specified in Section 2.02.

         "Initial Public Offering" means a public offering of equity securities of the Company pursuant to an effective registration statement under the 1933 Act.

         "Memorandum of Association" means the Memorandum of Association of the Company, as amended from time to time.

         "New Securities" means shares of capital stock of the Company and all rights, options or warrants to purchase shares of such capital stock, and securities of any type whatsoever that in accordance with their terms, are, or may become, convertible into, or exchangeable or exercisable for, such shares; provided, however, that the term "New Securities" does not include (i) securities purchased under the Share Purchase Agreement; (ii) securities issued pursuant to an acquisition of another corporation (other than a corporation in which any Shareholder owns more than 5% of the voting power or common stock of such corporation) by the Company or a Subsidiary by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company or a Subsidiary shall become the owner of more than 50% of the voting power and common stock of the acquired entity;
          (iii) shares issued in connection with the Initial Public
          Offering or to purchase shares or assets of Radica
          Enterprises Limited; (iv) shares issued pursuant to any employment agreements or employee benefit plans; (v) shares issued in connection with any reconstruction of the capital of the Company or by way of bonus, dividend or distribution pro rata (or as nearly as possible pro rata) to existing shareholders; and (vi) securities issued upon the transfer of any of the foregoing.

          "1933 Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "1934 Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Outstanding", with respect to any Shares, means, as of any date of determination, Shares that have been issued on or prior to such date (other than Shares repurchased or otherwise reacquired by the Company, or any Subsidiary thereof, or otherwise cancelled or retired on or prior to such date).

          "Permitted Transferee" means (a) in the case of IGT, any Subsidiary thereof, (b) in the case of Sutter or Davids, any member of such individual's immediate family, grandchildren, children's or grandchildren's spouses or trusts for any of their benefit and, upon such individual's death, such individual's executors, administrators, testamentary trustees, legatees and beneficiaries and (c) in the case of the Trustees, any successor or transferee (other than a purchaser) permitted by law and the terms of the instruments governing the Trusts.

          "Person" means an individual, a partnership, a joint venture, a corporation, an association, a trust or any other entity or organization, including a government or any department or agency thereof.

          "Public Offering" means a public offering of equity securities of the Company in the United States and such other jurisdictions as the parties may determine pursuant to an effective registration statement under the 1933 Act.

          "Registrable Securities" means (i) any shares of capital stock of the Company held by an IGT, Davids, Sutter or Hansen Shareholder that were acquired by such Shareholder or issued to such Shareholder by the Company pursuant to, or in accordance with, the terms of the Share Purchase
           Agreement or this Agreement, or prior to the date hereof,
           (ii) any shares issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such shares of capital stock, (iii) any Common Stock issued by way of bonus with respect to the shares referred to in clauses (i) or (ii) above. For purposes of this Agreement, any Registrable Securities shall cease to be Registrable Securities when
           (a) a registration statement covering such Registrable
           Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, (b) such Registrable Securities shall have been distributed pursuant to Rule 144 or Regulation S (or any similar provision then in force) under the Securities
           Act, (c) such Registrable Securities are sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned, (d) such Registrable Securities may be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act without registration under the Securities Act or (e) such Registrable Securities shall cease to be outstanding.

           "Registration Expenses" means, for any Public Offering, all out-of-pocket expenses incident to such Offering including, without limitation, all registration and filing fees (including filing fees with respect to the Commission and the National Association of Securities Dealers, Inc.), all fees and expenses of qualifying under or complying with state securities or "blue sky" laws (including reasonable fees and disbursements of underwriters' counsel in connection with any "blue sky" memorandum or survey), all listing fees, all printing expenses, all registrars' and transfer agents' fees, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, the fees and disbursements of counsel retained by the holders of Registrable Securities being registered, together with all discounts, commissions or fees of underwriters, selling brokers, dealer managers, sales agents or similar securities industry professionals and applicable transfer taxes.

           "Regulation S" means Regulation S (or any successor provision) under the 1933 Act.

           "Restricted Securities" means all Shares other than (a) Shares that have been registered under a registration statement pursuant to the 1933 Act and sold thereunder, (b) Shares with respect to which a Sale has been made in reliance on and in accordance with Rule 144 or Regulation S and
            (c) Shares with respect to which the holder thereof shall have delivered to the Company either (i) an opinion, in form and substance satisfactory to the Company, of counsel, who shall be satisfactory to the Company, or (ii) a "no action" letter from the Commission, in form and substance satisfactory to the Company, to the effect that subsequent transfers of such Shares may be effected without registration under the 1933 Act.

           "Rule 144" means Rule 144 (or any successor provision) under the 1933 Act.

           "Sale" means any sale, assignment, transfer, allocation, distribution or other disposition of Shares or of a participation therein, and "Sell" shall have correlative meaning.

           "Share" means any share of Common Stock.

           "Shareholder" means each Person (other than the Company) that is a party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 3.06 or otherwise.

           "Subsidiary" of any Person means a corporation a majority of the Voting Shares of which is at the time owned, directly or indirectly, by such Person. For the purposes of the term "Subsidiary," "Voting Shares" means stock of the class or classes having general voting power under ordinary circumstances to elect members of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

           "Sutter Director" has the meaning specified in Section 2.02.

           "Sutter Shareholders" means Sutter and his Permitted Transferees who, at the time of determination, hold any Shares and are parties to this Agreement.

           "Trusts" has the meaning specified in the recitals hereto.


                                ARTICLE II

                           Corporate Governance

             SECTION 2.01. Number of Directors. The Board of Directors shall consist of seven Directors and, after the Initial Public Offering, 11 Directors and, to the extent the parties may lawfully agree, the parties hereto agree that they will vote their shares in favor of continuing to have the Board of Directors consist of seven or, after the Initial
Public Offering, 11 Directors, except as may be otherwise agreed by each Shareholder then entitled to nominate a Director under
Section 2.02.

             SECTION 2.02.  Nomination of Directors.
         (a) (i) At any special or annual general meeting of shareholders of the Company at which Directors are to be elected, the parties shall be entitled to nominate the following respective numbers of Directors:

             IGT Shareholders
         1 Director
             Hansen Shareholders      1 Director
             Davids Shareholders
         1 Director
             Sutter Shareholders
         1 Director

             (ii) Prior to the Initial Public Offering, there shall also be two Directors who are ordinarily resident in Bermuda. After the Initial Public Offering, in lieu of such Directors ordinarily resident in Bermuda, there shall be four Directors who are independent. Each of the persons nominated to be the Directors referred to in the previous two sentences shall be acceptable to each of the IGT, Hansen, Davids and Sutter Shareholders.

             (iii) Prior to the Initial Public Offering there shall also be one Director (a "Company Director") nominated by a majority of the Directors then in office (other than any Company Director). Following the Initial Public Offering, there shall be three Company Directors. The initial Company Director shall be Jon Bengtson.

         (b) If any of such Shareholders ceases to own at least 5% of the Company's outstanding Common Stock, such Shareholder shall not be entitled to nominate any Director under this Section 2.02, and the other provisions of this Article II shall also terminate with respect to only
Shareholder.

             (iv) The parties agree to vote their Shares in favor of the foregoing nominations.


         (c) This Article II, and Sections 3.03, 3.04, 3.05 and 3.06, shall terminate on March 31, 2004.

         SECTION 2.03. Voting Agreement. Each Shareholder shall take all actions necessary to vote all Shares entitled to vote thereon and owned or held of record by it at any annual or special general meeting at which any other matter is submitted to a vote of the shareholders of the Company in a manner consistent with the terms of this Agreement or, if the Directors nominated by such shareholders shall have voted on such matter at a meeting of the Board of Directors where a vote was taken with respect to such matter, in the same manner in which such Directors so voted or shall take all actions by written consent in lieu of any such meeting as is consistent with the terms of this Agreement or in the same manner as such Directors so voted.

         SECTION 2.04. Removal of Directors. (a) To the extent that the parties may lawfully so agree, except as otherwise permitted in this Section 2.04, no Shareholder shall take any action to remove any Director not nominated by such Shareholder from office without Cause. Any
Director may be removed for Cause (as defined below) at any time by the affirmative vote of the holders of at least a majority of the outstanding Shares entitled to vote thereon. "Cause", for purposes of this
Article II only, shall mean the commission by a Director of such criminal offense which in the opinion of a majority of the Directors is injurious to the business reputation of the Company or any Subsidiary thereof or the commission by a Director of an act constituting the reckless disregard of his duties to the Company or any Subsidiary thereof, bad faith, gross negligence, willful misconduct or fraud. The removal of any Director for Cause shall not prejudice the right of the Shareholder or Shareholders who nominated such Director to nominate pursuant to this Agreement a substitute
 Director to fill the vacancy created by such removal. Any Director previously removed for Cause shall not be eligible thereafter to serve as a Director of the Company.

             (b) Upon the written request of the Shareholder nominating a Director, each Shareholder shall take all actions necessary to vote all Shares entitled to vote thereon and owned or held of record by such Shareholder, at any annual or special general meeting in favor of, or shall take all actions by written consent in lieu of any such meeting necessary to cause, the removal of such Director, as the case may be.

             (c) In the event that any Shareholder shall own such number of shares of Common Stock as to entitle such Shareholder under
Section 2.02(a) to nominate fewer Directors than there are members of the Board of Directors that have been nominated by such Shareholder, such Shareholder agrees to procure the resignation of any such excess Director(s) nominated by him as soon as practicable. In the event that such resignation is not received, and such Shareholder shall fail to make a written request within five days for the removal of such excess Director(s), the Shareholders shall be entitled to take all actions necessary to vote all Shares entitled to vote thereon and owned or held of record by such Shareholders at any annual or special general meeting in favor of, or may take all actions by written consent in lieu of any such meeting necessary to cause, the removal of such Director(s).

             SECTION 2.05. Vacancies on the Board of Directors. If as a result of death, disability, resignation, removal (with or without Cause) or otherwise there shall exist or occur any vacancy on the Board of Directors, the Shareholder or Shareholders then entitled to nominate such Director hereunder shall be entitled to fill such vacancy. Upon the nomination of an individual pursuant to this Section 2.05 to fill such vacancy, each Shareholder shall cause the Director or Directors nominated by such Shareholder, at a meeting of the Board of Directors, to elect such individual to the Board of Directors.

             SECTION 2.06. Committees of the Board of Directors. The Board of Directors shall have such committees as established from time to time by the Board of Directors. All committees shall be comprised of such Directors as determined by the Board of Directors; provided that the parties agree to cause their designees to the Board of Directors to vote to cause an IGT Director to be a member of each such committee at all times.

             SECTION 2.07. Action by the Board of Directors. (a) All actions of the Board of Directors of the Company and committees thereof shall require the affirmative vote of the majority of the Directors present at a duly convened meeting of such Board of Directors or committee thereof at which a quorum is present or, in lieu of a meeting, by the unanimous written consent of the members of such Board of Directors or committee thereof; provided that, in the event there is a vacancy on such Board of Directors or committee thereof and an individual is nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

             (b) Notwithstanding any provision of this Agreement, the Memorandum of Association or the Bye-laws, the Company shall not, without the prior written consent of the IGT Shareholders: (i) issue shares in the Initial Public Offering or in exchange for the assets or shares of Radica Enterprises Limited if (a) following and as a result of issue of all such shares, the IGT Shareholders would own less than 9% of the outstanding Shares or (b) the price at which such shares are issued in any Initial Public Offering consummated prior to June 30, 1994 is dilutive to the IGT Shareholders; or (ii) issue more than 1,152 Shares (or equivalent value in other consideration) in exchange for the assets or shares of Radica Enterprises Limited.

             SECTION 2.08. Financial and Other Information. Prior to the Initial Public Offering, the Company shall, at its expense, provide to each Shareholder entitled to nominate a Director pursuant to Section 2.02 as promptly as practicable, such financial statements and other information, including, without limitation, monthly management reports as such Shareholder may reasonably request.

             SECTION 2.09. Memorandum of Association and Bye-laws; No Conflict with Agreement. (a) The Memorandum of Association a
Company in effect as of the date hereof are hereby made a part of this Agreement; provided that each Shareholder agrees to vote his shares of Common Stock and to take all action necessary to amend, as soon as practicable, each of the Memorandum of Association and Bye-laws so that they are consistent with the provisions of this Agreement.

             (b) To the extent the parties may lawfully so agree, in the event that this Agreement is amended and restated or otherwise modified, each Shareholder shall vote his shares of Common Stock and shall take all actions necessary to amend the Memorandum of Association and Bye-laws of the Company so that each of the Memorandum of Association and Bye-laws are consistent with the provisions of this Agreement.

             SECTION 2.10. Transactions with Shareholders. The Company shall not enter into, renew or extend, or permit any Subsidiary to enter into, renew or extend, any agreement relating to the sale, purchase or lease of any assets, property or services from or to, or enter into any other transaction with, any Shareholder or Affiliate thereof (other than a Subsidiary of the Company) (except for the execution and delivery of the Original Products Manufacturing Agreement between the Company and IGT and the purchase of the capital stock or assets of Radica
Enterprises Limited) unless such transaction shall have been approved by a majority of the Directors not appointed by such Shareholder.

             SECTION 2.11. Corporate Governance of Radica Limited. The parties agree to take all actions necessary to ensure that all of the provisions of this
Article II (including without limitation as to the nomination of directors but excluding provisions relating exclusively to Bermuda) are effected with respect to Radica Limited on or prior to the Closing Date.

                                ARTICLE III

                         Restrictions on Transfer

             SECTION 3.01. General Restriction. No Shareholder shall, directly or indirectly, make or offer to make any Sale of, or create, incur, suffer or assume any Encumbrance with respect to, any Shares (or solicit the opportunity to make any Sale of any Shares), except in compliance with the 1933 Act and applicable laws and regulations of Bermuda and as permitted by this Agreement.

             SECTION 3.02. Legends. (a) The Company shall be entitled to affix to each certificate representing outstanding Shares that is issued to any Shareholder a legend in substantially the following form:

             "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
             TO CERTAIN RESTRICTIONS ON TRANSFER AND VOTING AS SET
             FORTH IN A SHAREHOLDERS AGREEMENT DATED AS OF JANUARY 12, 1994 AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY
             OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL THE RESTRICTIONS ON TRANSFER CONTAINED THEREIN SHALL HAVE
             BEEN COMPLIED WITH."

            (b) In the event that any Shares shall cease to be Restricted Securities, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate representing such Shares without the first paragraph of the legend required by Section 3.02(a) endorsed thereon. In the event that any Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate representing such Shares without the second paragraph of the legend required by Section 3.02(a).

             SECTION 3.03. Certain Restrictions on Transfer. No Shareholder shall (except as required by law), directly or indirectly, make any Sale or create, incur, suffer or assume any Encumbrance with respect to any Shares held by such Shareholder other than (a) any Sale to a Permitted Transferee, (b) any Sale that is made in compliance with the procedures, and subject to the limitations, set forth in Section 3.04, (c) (to the extent that the sale otherwise complies with applicable securities laws) after 180 days following the consummation of the Initial Public
Offering, any Sale that is made by a Shareholder in the open market in a transaction that complies with Rule 144, so long as (in the case of this subsection; (c) only), to the best knowledge of such Shareholder, following any such proposed Sale the purchaser of such Shares (together with its Affiliates) would not have beneficial ownership of outstanding shares of Common Stock of the Company that represent 5% or more of the votes that the outstanding shares of Common Stock are eligible to cast, provided that the Sutter Shareholders and Davids Shareholders may not transfer Shares under this clause (c) prior to the second anniversary of the Closing Date, (d) any Sale made pursuant to the provisions of Article IV or (e) any sale in the Initial Public Offering, provided that the Sutter Shareholders and the Davids Shareholders shall each retain at least 23% of the outstanding Shares following such offering.
Each Shareholder agrees that, except as otherwise expressly provided herein, all Sales permitted by the foregoing clauses (a) through (c) shall be subject to, and shall not be made other than in compliance with, the applicable provisions of Sections 3.01, 3.02, 3.06 and 3.07.

             SECTION 3.04. Right of First Refusal. (a) Before effecting any Sale of Shares, other than as provided in Section 3.03(a), (c), (d) or (e), each IGT Shareholder, Sutter Shareholder or Davids Shareholder (collectively, the "Specified Parties") who intends to dispose of Shares (the "Transferor") shall ensure that the provisions of this Section 3.04 are strictly complied with.

             (b) The Transferor shall give a notice in writing of the proposed transfer of Shares (a "Transfer Notice") to each other Specified Party then entitled to nominate a Director pursuant to Section 2.02 (such required recipients of notice being the "Remaining Shareholders" with respect to such Transferor for purposes of this Section 3.04) and to the Board of Directors, stating the number of Shares to be transferred (the "Offered Shares"), the identity of the proposed transferee
(the "Transferee") and the price per share (the "Transfer
Price") at which the Transferor intends to sell such Shares to the proposed Transferee. The proposed third party transfer must be bona fide. The Transferor shall, upon request, provide any Remaining Shareholder with a copy of the document by which the proposed Transferee offers or agrees to purchase the Offered Shares.

             (c) Within five days of the date of receipt of the Transfer Notice, each Remaining Shareholder shall state in writing whether it wishes to purchase any of the Offered Shares at the Transfer
Price and on the other terms specified in the Transfer Notice, and the maximum number of Offered Shares it is willing to purchase.

             (d) Subject to paragraph (e) below, within five days after the expiration of the period of five days referred to in Section 3.04(c), the Board of Directors shall allocate the Offered Shares among the Shareholders ("Applicants") who shall have notified their willingness to purchase the Offered Shares.

             (e) If the number of Offered Shares is greater than the number of Shares applied for by the Applicants, then the Board of Directors shall forthwith notify all of the Shareholders of this fact. In such case:

             (i) Each Shareholder (other than the Transferor) shall have the opportunity to increase the number of Shares it wishes to apply for (or, if such Shareholder was not a Remaining Shareholder for purposes of Section 3.04 (b), to apply for Shares), and it will state this in writing to the Board of Directors within ten days of receipt of the notice given by the Board of Directors referred to in the previous sentence.

             (ii) If the total number of Shares applied for by the Applicants is still less than the number of Offered Shares, then the Transferor shall, at any time within 90 days after confirmation by the Board of Directors that the number of Shares applied for is finally less than the number of Offered Shares, be free to transfer all (but not less than all) of the Offered Shares to the proposed Transferee at any price not less than the Transfer Price and on other terms not more favorable than those specified in the Transfer Notice, subject to the requirements of Section 3.06.

             (f) If the number of Offered Shares shall be less than the number of Shares applied for by the Applicants, the Offered Shares shall be allocated among the
Applicants (fractions of a Share to be rounded up or down to the nearest whole number as the Board of Directors deems fit) so far as possible proportionately according to the aggregate number of the Shares then held by each of the Applicants. However, if any such allocation would result in the allocation to an Applicant of a number of Shares in excess of his Application, such excess shall be allocated among the remaining Applicants proportionately according to the aggregate number of Shares then held by each of them, and if necessary the process shall be repeated until all the Offered Shares shall have been allocated.

             (g) If following the expiration of the time period referred to in subsections (c) or (e)(i) above, all of the Offered Shares have been applied for by the Applicants, the Board of Directors shall forthwith give notice of each such allocation (an
"Allocation Notice") to the Transferor, to each person to whom the Offered Shares have been allocated (a "Purchaser") and to each of the other Shareholders. The Allocation Notice shall specify the number of Shares allocated to each Purchaser and the place and time (being not earlier than five and not later than ten days after the date of the Allocation Notice) at which the Transfer
Price of the Shares allocated is to be paid by each Purchaser and the Shares allocated are to be transferred by the Transferor.

             (h) The Transferor shall be obligated to transfer the Shares specified in an Allocation Notice to each respective Purchaser against tender of an aggregate purchase price equal to the number of Shares specified in the Allocation Notice multiplied by the Transfer Price in accordance with the terms thereof.

             (i) If all the Shares included in a Transfer Notice shall not be allocated or if through any fault of a Purchaser the purchase of any Shares in respect of which an Allocation Notice has been given shall not be completed in accordance with the terms thereof, the Transferor shall at any time within 90 days after the date of the Allocation Notice or the failure of the Board of Directors to allocate the Shares be free to transfer all (but not less than all) of the Offered Shares to the proposed Transferee at any price not less than the Transfer Price and on other terms not more favorable than those specified in the Transfer Notice, subject to the requirements of Section 3.06.

             SECTION 3.05.  Right of First Refusal for New Securities.
(a) The Company hereby grants to each Shareholder entitled to nominate a Director pursuant to Section 2.02 a right of first refusal to subscribe for its Aggregate
Pro Rata Portion of any New Securities which the
Company may, from time to time, propose to issue prior to the Initial Public Offering. The right of first refusal given by the Company shall terminate if unexercised within ten days after receipt of the notice described in Section 3.05(b) below.
For the purposes of this Section 3.05,
"Aggregate Pro Rata Portion" means the
number of New Securities as is equal to the product of
        (i) the number of New Securities proposed to be issued by the Company, multiplied by (ii) a fraction, the numerator of which shall be the total number of Shares beneficially owned by the subscribing Shareholder, and the denominator of which shall be the total number of Shares then outstanding.

         (b) (i) In the event the Company proposes to undertake an issuance of New
Securities prior to the Initial Public Offering, the Company shall give each Shareholder then entitled to nominate a Director pursuant to
Section 2.02 written notice (the "First Refusal Notice") of its intention to issue New Securities, describing the type of New Securities, the price (which shall be payable solely in cash) and the other material terms upon which it proposes to issue the same. Each such Shareholder shall have ten days from the date such notice is given to agree to subscribe for all or any portion of such Shareholder's
Aggregate Pro Rata Portion of such New
Securities (as determined pursuant to Section 3.05(a)) for the price and upon the terms specified in the First Refusal Notice by giving written notice (the "Purchase Notice") to the Company and stating therein the quantity of New Securities to be subscribed for.

            (ii) In the event that (A) the issuance of New Securities is not consummated within 180 days after the expiration of such ten-day period or (B) the price and terms specified in the First
Refusal Notice have been materially changed, the Company shall give written notice of such fact to each Shareholder and, if the Company determines to proceed with such issuance of New
Securities, which determination shall be set forth in such notice, all Purchase Notices previously delivered shall be deemed revoked and the Company shall give to each Shareholder the notices set forth in this Section 3.05(b) and each Shareholder shall have the right to subscribe for such New Securities by delivering a Purchase Notice as set forth in this Section 3.05(b).

             SECTION 3.06.  Transferees to Execute Agreement.
(a) Neither the Company nor any Shareholder shall make any Sale or create, incur or assume any Encumbrance with respect to any Shares, unless, prior to the consummation of any such Sale or the creation, incurrence or assumption of any such Encumbrance, the Person to whom such Sale is proposed to be made or the Person in whose favor such Encumbrance is proposed to be created, incurred or assumed (for purposes of this Section 3.06, a "Prospective Transferee")
(i) executes and delivers to the
Company an agreement, in form and substance satisfactory to the Board of Directors, whereby such Prospective Transferee confirms that, with respect to the Shares that are the subject of such Sale or Encumbrance, it shall be deemed to be a "Shareholder" for the purposes of this Agreement and agrees to be bound by all the terms of this Agreement and (ii) except with respect to Sales to Permitted Transferees who are a member of the transferor's immediate family or trusts for their benefit and, upon such individual's death, such individual's executors, administrators, testamentary trustees, legatees and beneficiaries, delivers to the Company an opinion of counsel, satisfactory in form and substance to the Company, to the effect that the transfer is exempt from registration under the 1933 Act.

             (b) Anything in this Section 3.06 or in Section 3.03 to the contrary notwithstanding, the provisions of this Section 3.06 shall not be applicable to any Sale of Shares pursuant to Section 3.03(a), (c), (d) or (e).

             SECTION 3.07. Improper Transfer. Any attempt to make any Sale of, or to create, incur or assume any Encumbrance with respect to, any Shares not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's share register to such attempted Sale or Encumbrance.

             SECTION 3.08. Avoidance of Controlled Foreign Corporation Status. Notwithstanding the rights of each Shareholder party hereto to acquire Shares pursuant to Sections
3.04 and 3.05 hereof, each of the parties hereto agrees that it shall not become owner (beneficially or of record) of any additional Shares to the extent that ownership of such additional Shares would result in the Company becoming a "controlled foreign corporation", as that term is defined in
Section 957(a) of the U.S. Internal Revenue Code of
1986, as amended, if the Company is not
then a "controlled foreign corporation".

                                ARTICLE IV

                            Registration Rights

             SECTION 4.01. Registration upon Request. (a) The Company shall, if requested by a holder of Registrable Securities at any time following the second anniversary of the Closing
Date, use all reasonable efforts to expeditiously prepare and file one registration statement for each of the IGT, Davids, Sutter and Hansen
Shareholders under the 1933 Act if such registration is necessary in order to permit the Sale of any or all shares of Registrable Securities, and the Company shall use all reasonable efforts to qualify such Securities for offer and sale under any applicable U.S. state securities laws; provided that such request may only be made with respect to Registrable Securities representing at least
3% of the Shares outstanding and provided further, however, that in the case of the Davids and Sutter
Shareholders, such request may only be made with respect to Registrable Securities representing the aggregate number of Shares that such Shareholder would have been entitled to sell in the open market in a transaction that complies with Rule 144 since such second anniversary of the Closing Date minus the aggregate number of Shares so sold by such Shareholder since such second anniversary of the Closing Date minus the aggregate number of Shares previously sold by such Shareholder pursuant to Section 4.02. The
Company shall use all reasonable efforts to cause such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition; provided, however, that the Company shall not be required to prepare audited financial statements (solely for this purpose) in order to maintain the effectiveness of the registration statement. The obligations of the Company hereunder to file a registration statement and to maintain its effectiveness may be suspended
(i) if, in the reasonable judgment of the Company, a registration would adversely affect any public financing completed or contemplated by the Company, until the earlier of 90 days after the completion or abandonment of such financing and the termination of any "black out" period required by the underwriters in connection with such financing; and (ii) for one or more periods of time not exceeding 90 days in the aggregate for all such periods if the Board of Directors of the Company shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that the Company has a bona fide business reason for preserving as nonpublic. Each holder of Registrable
Securities shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder.

             (b) Each holder of Registrable Securities shall pay all Registration Expenses in connection with the registration of its Registrable Securities pursuant to this Section 4.01; provided, however, that, if any securities of the Company other than Registrable
Securities are included in such registration, the Company shall pay a portion of such Registration
Expenses (excluding the expenses of the
holders and their counsel) equivalent to a fraction, the numerator of which is the net proceeds of such registration of securities other than such holder's
Registrable Securities and the denominator of which is the aggregate net proceeds of such registration.

             (c) Each holder of Registrable Securities shall select the managing underwriter with respect to any underwritten offering of its Registrable Securities pursuant to this Section 4.01. Any such managing underwriter shall be reasonably satisfactory to the Company. The Company shall be required to register Registrable Securities pursuant to this Agreement only if such managing underwriter has undertaken to offer and sell such Registrable Securities in a broad distribution to the public.

             SECTION 4.02. Incidental Registration. (a) If, following the second anniversary of the Closing Date, the Company effects a registration under the 1933 Act of any of its equity securities for its own account or for any other shareholders of the Company (other than the Initial
Public Offering or on Form S-4 or
Form S-8, or any successor form), it shall allow the holders of Registrable Securities the right to participate in such registration, and such participation shall not affect the obligation of the Company to effect a registration under Section 4.01; provided that, if the managing underwriters of such offering advise the Company in writing that in their opinion the number of Shares requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the price, timing or distribution of the Shares being sold, the Company shall include in such registration first, the securities intended to be included therein by the Company, and second, the number of Registrable Securities and other securities the holders of which have similar registration rights requested to be included therein which, in the opinion of such managing underwriters, can be sold in such offering without adversely affecting the price, timing or distribution of the securities of the Company otherwise being sold (on a pro rata basis based upon the number of securities proposed to be included in such registration by such holder); and provided further that each Shareholder shall be entitled to participate in no more than two such registrations under this Section 4.02 and provided further, however, that in the case of the Davids and Sutter
Shareholders, such request may only be made with respect to Registrable Securities representing the aggregate number of Shares that such Shareholder would have been able to sell in the open market in a transaction that complies with Rule 144 since the second anniversary of the Closing
Date minus the aggregate number of Shares so sold by such Shareholder since such second anniversary minus the aggregate number of Shares previously sold by such Shareholder pursuant to
Section 4.01 or this Section 4.02.

             (b) Each holder of Registrable Securities shall pay its own expenses and the expenses of its counsel and a portion of the other Registration Expenses in connection with the registration of its Registrable Securities pursuant to this Section 4.02, equivalent to a fraction, the numerator of which is the net proceeds of the registration of such Registrable Securities and the denominator of which is the aggregate net proceeds of such registration.

             SECTION 4.03. Other Agreements. (a) In connection with any registration pursuant to this Article IV, the Company and each holder of Registrable Securities participating in any registration shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

             (b) In connection with any public offering of equity securities of the Company, whether or not pursuant to this Article IV, each Shareholder agrees that, without the prior written consent of the Company, it will not offer or sell any Shares for ten business days before the offering and the same period of time following the offering as the Company agrees to restrict its sale of Shares.

                                 ARTICLE V

                            Certain Agreements

             SECTION 5.01. Deposit of Shares. If the Initial Public Offering is in the form of American depository receipts or other depositary receipts, the Company will ensure that the Shares held by the IGT Shareholders are eligible for deposit into such facility subject to applicable securities laws.

                                ARTICLE VI

                               Miscellaneous

             SECTION 6.01. Representation. Each of the parties hereto represents that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

             SECTION 6.02. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, IGT, the Sutter Shareholders, the Davids Shareholders, and the
Hansen Shareholders; provided
that, in the event that the IGT Shareholders, the Sutter Shareholders, the Davids Shareholders or the Hansen Shareholders, respectively, own such number of outstanding shares of Common Stock that represent 5% or less of the votes that the outstanding shares of Common Stock are eligible to cast, then such consent of IGT, Sutter, Davids or Hansen (as the case may be) shall not be required in respect of any such amendment or waiver.

             SECTION 6.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by facsimile transmission, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section
6.03): if to any Shareholder, to such Shareholder at its address set forth on the signature pages hereof, and, if to the Company, to it at Suite R, 6/F 2-12 Au Poi Wan Street, Fo Tan, Hong
Kong, Attention: Bob Davids, with a copy to Sullivan & Cromwell, 444 South Flower Street,
Los Angeles, CA  90071, Attention:  Frank H. Golay, Jr.

             SECTION 6.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

             SECTION 6.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

             SECTION 6.06. Entire Agreement. This Agreement, the Share Purchase Agreement and the other Related Agreements
(as defined in the Share Purchase Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

             SECTION 6.07. Successors and Assigns; Benefit. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto.
No Shareholder may assign any of its
rights hereunder to any Person other than a transferee that has complied with the requirements of
Section 3.06 in all respects and any assignment without compliance with the provision of Section 3.06 shall be null and void. Nothing in this Agreement either express or implied is intended to confer on any person other than the parties hereto and their respective successors and assigns, any rights, remedies or obligations under or by reason of this Agreement.

             SECTION 6.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except that Article II and
Section 3.05 shall be governed by, and construed in accordance with, the laws of Bermuda.

             SECTION 6.09.  Consent to Jurisdiction.  Each party hereby
(a) submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any Nevada State or Federal court sitting in Reno, Nevada with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in any such State or Federal court,
(c) waives the defense of an inconvenient forum,
(d) consents to the service of process upon it by mailing or delivering such service to Radica Enterprises Limited, 5301 Longley Lane, No. 4, Reno, Nevada 89511-1806 (in the case of the Company, and the Sutter, Davids and Hansen
Shareholders) or to IGT (in the care of the IGT Shareholders)
(each, such party's "Agent") and
authorizes and directs its Agent to accept such service and (v) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

             SECTION 6.10.  Counterparts.  This Agreement may be
executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

             SECTION 6.11.  Specific Performance.  The parties
hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, to the extent permitted by applicable law, in addition to any other remedy at law or equity.

             SECTION 6.12. Effectiveness. This Agreement shall be effective upon the Closing Date provided that the parties take all actions necessary to effectuate the provisions of Sections 2.09(a) and 2.11 by the Closing Date.

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

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the day and year first above written.

         RADICA HOLDINGS LIMITED

         By
           Title:

         Address:  6F, 2-12 Au Pui Wan Street
                            Fo Tan, Hong Kong
         Facsimile:  852-695-9657
         Attention:  Bob Davids


         INTERNATIONAL GAME TECHNOLOGY

         By
           Title:

         Mailing Address:
           P.O. Box 10580
           Reno, Nevada  89510-0580
         Street Address:
           520 South Rock Boulevard
           Reno, Nevada  89502-4169
         Facsimile:  (702) 688-0120
         Attention:  Corporate General
                                     Counsel

         JAMES JOHN SUTTER



         Address:   72 18th Street
                                Hong Lok Yuen, Hong Kong

         ROBERT EUGENE DAVIDS



         Address:  2 Watersmeet, Tai Tam Village
                               Sai Kung, Hong Kong

         JOHN AND MARY HANSEN 1989 TRUST


         By
            John N. Hansen, As Trustee
         Address:  249 Shearwater Isle
                                Foster City, CA  92404

         JOHN AND MARY HANSEN 1993 TRUST


         By
            John N. Hansen, As Trustee
         Address:  249 Shearwater Isle
                                Foster City, CA  92404


         By
            Louis C. Lalanne, As Trustee
                                Address:   249 Shearwater Circle
                                              Foster City, CA  92404